UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200		77019
Houston, Texas		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release
Press Release
Slide Presentation

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement
     On August 31, 2007, Copano Energy, L.L.C. (“Copano”) and its direct, wholly-owned subsidiary, Copano Energy/Rocky Mountains, L.L.C. (“Copano Rocky Mountains”) entered into a definitive Purchase Agreement (the “Purchase Agreement”) with Cantera Resources Holdings, LLC, a portfolio company of Metalmark Capital, pursuant to which Copano Rocky Mountains will acquire all of the outstanding membership interests in Denver-based Cantera Natural Gas, LLC (“Cantera”), a Delaware limited liability company, for approximately $675 million in cash and securities (the “Consideration”), subject to certain closing adjustments (the “Acquisition”). The Consideration consists of $562.5 million of cash, subject to certain closing adjustments, and 3,245,817 Class D Units to be issued at closing, as further described below. To provide a portion of the cash consideration, Copano has also agreed to a $335 million private placement of equity to be completed at the closing of the Acquisition, subject to customary closing conditions. The balance of the cash consideration is expected to be provided under a new $550 million senior secured revolving credit facility. Copano anticipates the Acquisition will close in the fourth quarter of 2007, subject to customary closing conditions, including regulatory approvals. There can be no assurance that all of the conditions to closing the Acquisition or the related financing transactions will be satisfied. The obligation of Copano to close the Acquisition is not conditioned on the receipt of financing.
     Class D Units
     The Class D units (the “Class D Units”) to be delivered by Copano as part of the Consideration are a new class of equity interest in Copano. The Class D Units will be issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”). Pursuant to the Purchase Agreement, Copano agreed to issue an aggregate of 3,245,817 Class D Units to the current owner of Cantera. Until conversion of the Class D Units, the Class D Units will not be entitled to receive any of the cash distributions that are made with respect to Copano’s common units. The Class D Units will convert to Copano common units on a one-for-one basis upon the earlier of (a) payment of Copano’s common unit distribution with respect to the fourth quarter of 2009 or (b) the payment by Copano of $6.00 in cumulative distributions per unit to its common unitholders commencing with Copano’s common unit distribution with respect to the fourth quarter of 2007. The Class D Units will otherwise have the same terms and conditions as the Copano common units, including with respect to voting rights. No vote of Copano’s common unitholders will be required to convert the Class D Units to Copano common units. The Class D Units will not be quoted for trading on the Nasdaq Stock Market LLC.
     The terms of the Class D Units will be set forth in an amendment to Copano’s limited liability company agreement, which will be effective at the closing of the Acquisition.
     Registration Rights
     Copano will agree to file a shelf registration statement for the common units to be issued upon conversion of the Class D Units within 60 days of the conversion and to provide unlimited piggyback registration rights to the holders of the Class D Units on and after the conversion.

     Voting and Lock-Up Agreement
     The Class D Unit holders will enter into a Voting and Lock-Up Agreement, pursuant to which they will agree (a) to a 60-day lock-up and (b) if Class D Units are permitted under Nasdaq rules to vote on the conversion of the Class E Units described below (the “Class E Units”), to vote in favor of the conversion of the Class E Units.
Bank of America Commitment Letter
     Banc of America Securities LLC and Bank of America, N.A. (collectively, “Bank of America”) provided a commitment letter for financing a portion of the transaction by providing a new $550 million senior revolving credit facility secured by substantially all of Copano’s assets. The commitment letter for financing the transaction contains a number of closing conditions, and there can be no assurance that such closing conditions will be satisfied.
Class E Unit and Common Unit Purchase Agreement
     On August 31, 2007, to fund the Acquisition in part, Copano entered into a Class E Unit and Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with a group of institutional investors, whereby it agreed to a $335 million private placement of equity securities to be completed at the closing of the Acquisition. The common units and Class E Units to be issued pursuant to the Unit Purchase Agreement will be issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act. Institutional investors who have committed to participate in the private placement include Lehman Brothers MLP Opportunity Fund L.P., Lehman Brothers MLP Partners, L.P., ZLP Fund, L.P., Structured Finance Americas, LLC, two funds managed by Jennison Associates, LLC, five funds managed by ING Investment Management LLC, three funds managed by RR Advisors, LLC, seven funds advised by Kayne Anderson Capital Advisors, L.P., four funds advised by Tortoise Capital Advisors, AT MLP Fund, LLC, Morgan Stanley Strategic Investments, Inc., Hartz Capital MLP, LLC, Citigroup Financial Products Inc., three funds managed by Wexford Capital LLC, Capital Ventures International, Strome MLP Fund, LP, Howard L. Terry, two funds managed by Harvest Fund Advisors LLC, Gerald H. Smith and MLP & Strategic Equity Fund Inc. The equity securities to be sold in the private placement include approximately 4,533,324 of Copano’s common units at a price of $34.66 per common unit, or an aggregate of $157,125,010, and approximately 5,598,836 of Copano’s Class E Units at a price of $31.77 per Class E Unit, or an aggregate of $177,875,020.
The Class E Units will represent a new class of Copano units that have no voting rights other than as required by law, are subordinated to common units on dissolution and liquidation and have no distribution rights until Copano’s distribution with respect to the fourth quarter of 2008, when the Class E Units will become entitled to a special quarterly distribution equal to 110% of the quarterly common unit distribution. The Class E Units will convert into common units upon the payment of Copano’s common unit distribution with respect to the third quarter of 2008 if the conversion terms of the Class E Units are approved by a vote of Copano’s unitholders. Copano has agreed to hold a special meeting of its unitholders to consider this proposal as soon as feasible following the completion of the transaction but in no event later than 180 days thereafter. Copano Partners Trust, R. Bruce Northcutt, President and Chief Operating Officer of

Copano, and Matthew J. Assiff, Senior Vice President and Chief Financial Officer of Copano, entered into a voting agreement (the “Unitholder Voting Agreement”), pursuant to which they agreed to vote all of the common units beneficially owned by them in favor of the conversion of the Class E Units into common units at any meeting of the unitholders convened to consider and vote upon the conversion of Class E Units to common units.
     Copano’s issuance of the Class E Units and common units described above is subject to customary closing conditions, including the closing of the Acquisition, and there can be no assurance that all of the conditions to closing will be satisfied.
Item 3.02 Unregistered Sales of Equity Securities.
     The disclosures under Item 1.01 above relating to the private placement of equity are also responsive to Item 3.02 of this report and are incorporated by reference into this Item 3.02.
Item 7.01 Regulation FD Disclosure
          Copano will hold a conference call to discuss this transaction on Tuesday, September 4, 2007 at 3:00 p.m. Eastern Daylight Time (2:00 p.m. Central Daylight Time). The call will be webcast live. The presentation materials are attached to this Current Report on Form 8-K as Exhibit 99.3, and are incorporated into this Item 7.01 by reference.
          Copies of the press releases announcing the transactions contemplated by the Purchase Agreement and the private placements of equity contemplated by the Unit Purchase Agreement are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item 7.01.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
          99.1 — Press Release of the Company issued September 4, 2007.
          99.2 — Press Release of the Company issued September 4, 2007.
          99.3 — Copano Energy, L.L.C. conference call materials.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: September 3, 2007	By:	/s/ Carl A. Luna
		Name:	Carl A. Luna
		Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit No.		Exhibit Title
99.1	-	Press Release of the Company issued September 4, 2007.

99.2	-	Press Release of the Company issued September 4, 2007.

99.3	-	Copano Energy, L.L.C. conference call materials.